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                                 Exhibit 8.1
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                                 July 1, 1998


First Banks America, Inc.
135 North Meramec
St. Louis, Missouri 63105

First America Capital Trust
135 North Meramec
St. Louis, Missouri 63105

      Re:   First America Capital Trust ___% Cumulative Trust Preferred
            Securities

Ladies and Gentlemen:

      We have acted as federal income tax counsel for First Banks America, Inc., a Delaware corporation (the "Company"), and First America Capital Trust, a statutory business trust created under the laws of Delaware (the "Trust"), in connection with the proposed issuance of: (i) __% Cumulative Trust Preferred Securities (the "Preferred Securities") of the Trust pursuant to the terms of the Amended and Restated Trust Agreement between the Company and State Street Bank and Trust Company, as Property Trustee (the "Trust Agreement"), to be offered in an underwritten public offering; (ii) Subordinated Debentures (the "Subordinated Debentures") of the Company pursuant to the terms of an indenture from the Company to State Street Bank and Trust Company, as Trustee (the "Indenture"), to be sold by the Company to the Trust; and (iii) the Preferred Securities Guarantee Agreement of the Company with respect to the Preferred Securities (the "Guarantee") between the Company and State Street Bank and Trust Company, as Guarantee Trustee. The Preferred Securities and the Subordinated Debentures are to be issued as contemplated by the registration statement on Form S-2 dated July 1, 1998 (the "Registration Statement") to be filed by the Company and the Trust to register the issuances of the Preferred Securities, the Subordinated Debentures and the Guarantee under the Securities Act of 1933, as amended (the "Act"). In connection therewith, we have participated in the preparation of the discussion set forth under the caption "Certain Federal Income Tax Consequences" (the "Tax Discussion") in the Registration Statement. Except as otherwise indicated, the terms utilized herein have the meaning ascribed to them in the Registration Statement.

      In rendering this opinion we have examined originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including: (i) the Registration Statement; (ii) the Form of Indenture attached as an exhibit to the Registration Statement; (iii) the Form of the Subordinated Debentures attached as an exhibit to the Registration Statement; (iv) the Form of original Trust Agreement, attached as an exhibit to the Registration Statement; (v) the form of Amended and Restated Trust Agreement, attached as an exhibit to the Registration Statement; (vi) the Form of Guarantee attached as an exhibit to the Registration Statement; and (vii) the Form of Preferred Security Certificate attached as an exhibit to the Registration Statement (collectively the "Documents"). Our opinion is premised and conditioned on the accuracy of the facts contained in the Documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures and the correctness of all representations made therein and on the assumption that
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the transactions contemplated therein will be consummated in the manner described therein. In particular, and without limiting the scope of the preceding sentence, we have assumed for purposes of our opinion that the trustees will conduct the affairs of the Trust in accordance with the Trust Agreement. We have further assumed that there are no agreements or understandings contemplated therein other than those contained in the Documents.

      In rendering this opinion, we have also relied, without independent investigation or verification, upon the initial and continuing accuracy of the following certifications on behalf of the Company or the Trust, the initial and continuing accuracy of which constitute an integral basis for the opinions expressed herein:

      A. The Company and the Trust intend to create a debtor-creditor relationship between the Company, as debtor, and the Trust as creditor, upon the issuance of the Subordinated Debentures to the Trust by the Company, and the Company will: (i) record and at all times continue to reflect the Subordinated Debentures as indebtedness on its separate books and records for financial accounting purposes; and (ii) treat the Subordinated Debentures as indebtedness for all United States tax purposes.

      B.  The sole assets of the Trust will be the Subordinated Debentures.

      C. The Company has no present intent to exercise its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

      D. The Company believes that the likelihood that it would exercise its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures at any time during which the Subordinated Debentures are outstanding is remote because of the restrictions that would be imposed on the Company's ability to pay dividends on its outstanding equity and its ability to make payments on its outstanding debt securities that rank pari passu or junior to the Subordinated Debentures in the event it elected to defer payments of interest on the Subordinated Debentures.

      E. The Company expects that it will be able to cause its wholly-owned subsidiaries to pay dividends to the Company in amounts and at times sufficient to enable the Company to make timely payments of interest and principal on the Subordinated
          Debentures.

      Subject to the assumptions, qualifications, and conditions set forth herein and assuming: (i) the final Documents will be substantially identical to the forms attached as exhibits to the Registration Statement; and (ii) full compliance with all the terms of the final Documents, we are of the opinion that under current law:

          The statements contained in the Tax Discussion, to the extent that they constitute matters of law or legal conclusions, as qualified therein, constitute, in all material respects, a fair and accurate summary, in general terms, of the United States federal income tax matters specifically addressed therein.

      This opinion is based on the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in existence and in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis. Any such changes could have a material impact upon the conclusions reached herein. The opinion expressed herein is not binding on the Internal
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Revenue Service ("IRS") or the courts.  The authorities on which this opinion is based are subject to various interpretations and there is no clear legal precedent dealing with the federal income tax characterization of securities similar to the Subordinated Debentures and the Preferred Securities. Additionally, the IRS has issued a Notice (Notice 94-47, 1994-1 C.B. 357) indicating that it intends to closely scrutinize securities similar to those contemplated to be issued in the transactions here in question. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

      We specifically note that we are rendering no opinion as to the state, local or foreign tax consequences associated with the Trust, the Subordinated Debentures or the Preferred Securities nor do we render any opinion as to any United States federal income tax consequences related thereto except as expressly addressed herein. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts (including the taking of any action by any party to any of the transactions described in the Documents relating to such transactions) or in the Documents on which this opinion is based, or any inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name under the headings "Certain Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement.

                                    Sincerely,



                                    JACKSON WALKER, L.L.P.